UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2021

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403
(Address of principal executive offices, including zip code)

(612) 304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2021, Target Corporation (“Target”) entered into a Five-Year Credit Agreement with certain lenders, Bank of America, N.A. as administrative agent and Citibank, N.A. as syndication agent, for a $3.0 billion unsecured revolving credit facility (the “Credit Agreement”). Target may increase the credit facility commitments up to an additional $1.0 billion, subject to the satisfaction of certain conditions. The Credit Agreement will expire in October 2026, unless extended for up to two additional years under the terms of the Credit Agreement. Borrowings under the Credit Agreement will bear interest at the rates specified in the Credit Agreement, which vary based on the type of loan and Target’s debt ratings. The Credit Agreement contains a financial covenant regarding the leverage ratio of Target and its subsidiaries. The Credit Agreement also contains other customary covenants and events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Credit Agreement may be accelerated.

A copy of the Credit Agreement will be filed as an Exhibit to Target’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2021.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement described above, on October 18, 2021, Target terminated its prior $2.5 billion Five-Year Credit Agreement, dated as of October 5, 2016, with certain lenders, Bank of America, N.A. as administrative agent and Citibank, N.A. as syndication agent, as previously amended on August 7, 2017 and August 6, 2018 (the “Prior Credit Agreement”). The Prior Credit Agreement was scheduled to expire in October 2023. The other material terms and conditions of the Prior Credit Agreement were substantially similar to the material terms and conditions of the Credit Agreement described above under Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: October 18, 2021	/s/ Don H. Liu
Don H. Liu
Executive Vice President and Chief Legal & Risk Officer